SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2005

American Wagering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

_____________________________________	_____________
(Former name or former address, if changed since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On April 14, 2005, the Bankruptcy Appellate Panel (the “BAP”) for the 9th Circuit Court of Appeals issued its decision reversing the bankruptcy court and ruling that the debt owed to Michael Racusin dba M. Racusin & Co. (“Racusin”) is subordinated pursuant to the provisions of Section 510(b) of the U.S. Bankruptcy Code. As a result of this ruling, the debt to Racusin will be paid in the form of 250,000 shares of the Registrant’s common stock rather than $2.8 million in cash.

Pursuant to the terms of the settlement agreement between Racusin and the Registrant, Racusin retains the right to appeal this decision to the 9th Circuit Court of Appeals. In the event of an appeal, a final decision regarding this matter could be delayed by 12 to 36 months.

On April 18, 2005, the Registrant issued a press release regarding this matter. A copy of the Registrant’s press release is being filed with, and is incorporated herein by reference, this report as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2005.

AMERICAN WAGERING, INC.
By: /s/Timothy F. Lockinger Name: Timothy F. Lockinger Title: Chief Financial Officer Principal Accounting Officer